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                                                                    EXHIBIT 23.3


March 28, 2001


CONSENT OF INDEPENDENT AUDITORS


We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of Oil States International, Inc. of our report dated February 26, 2001 relating to the consolidated financial statements of PTI Group Inc. for the year ended December 31, 2000 that appears in the Annual Report of Oil States International, Inc. on Form 10-K.


/s/ PricewaterhouseCoopers LLP

Chartered Accountants
Edmonton, Alberta, Canada